UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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QUESTAR CORPORATION

(Name of Registrant as Specified In Charter)

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QUESTAR CORPORATION

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

QUESTAR CORPORATION

ATTN: ABIGAIL L. JONES

180 EAST 100 SOUTH ST.

P.O. BOX 45433

SALT LAKE CITY, UT 84145-0433

Shareholder Meeting to be held on 05/19/09
Proxy Materials Available
• Notice and Proxy Statement • Annual Report

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See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information	How To Vote
Meeting Type: Annual Meeting Date: 05/19/09 Meeting Time: 8:00 a.m., Mountain Time For holders as of: 03/10/09 Meeting Location: Questar Corp 1140 West 200 South Salt Lake City, UT 84145

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Voting Items

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3, 4, 5, 6 AND 7.

1.	To elect as Directors of Questar Corporation the nominees listed below:
Nominees:
	Three-year Terms 01) Keith O. Rattie 02) Harris H. Simmons 03) M. W. Scoggins	One-year Term 04) James A. Harmon
2.	Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditor.
3.

Proposal to amend Questar Corporation’s Articles of Incorporation to provide for the elimination of the Company’s classified board structure and remove the requirement that the Company have 13 directors.

4.	Proposal to amend Questar Corporation’s Articles of Incorporation to remove an outdated statutory reference and clarify the director liability standard.
5.	Proposal to amend Questar Corporation’s Articles of Incorporation to increase the number of authorized shares from 360,000,000 to 510,000,000 and to make certain other clarifying changes.

6.	Proposal to amend Questar Corporation Articles of Incorporation to eliminate a limit on the issuance of preferred stock.

7.	Proposal to approve performance metrics and amendments to the Long-term Cash Incentive Plan.

THE DIRECTORS MAKE NO VOTING RECOMMENDATION ON ITEM 8.

8.	A shareholder proposal to utilize a majority voting standard in uncontested director elections.

THE DIRECTORS RECOMMEND A VOTE “AGAINST” ITEM 9.

9.	A shareholder proposal to hold an advisory vote on executive compensation.